UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010

Commission File Number: 000-53311

Jayhawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

6240 E. Seltice Way, Suite C, Post Falls, Idaho, 83854

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 13, 2011, the Company closed on a private placement offering, pursuant to Rule 506 of the Securities Act of 1933, in the amount of $321,000 (the “Offering”).  Under the terms of this Offering, the Company will issue 2,675,000 shares of its common stock at $0.12 per share.  No warrants are associated with this Offering and the shares being issued are restricted and cannot be resold except pursuant to registration or an exemption from registration.  Lindsay Gorrill, CEO, purchased $144,000 or 44.9% of the Offering.

Item 8.01 Other Events

The Company has also re-priced, from $.18 per share to $.12 per share, outstanding Debentures and Stock Purchase Warrants issued by the Company and previously reported, via Form 8-K, on October 19, 2010.  The Debentures and Stock Purchase Warrants have been re-priced according to their terms as a result of the Offering reported in Item 3.02 of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

The following Exhibits are incorporated filed herewith:

Exhibits

99.01

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JayHawk Energy, Inc.

Date: April 13, 2011	By:	/s/ Kelly J. Stopher
Name: Kelly J. Stopher Title: CFO